EXHIBIT 32.1

BIOVEST INTERNATIONAL, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual report of BIOVEST INTERNATIONAL, INC. (the “Company”) on Form 10-KSB for the period ending September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Steven Arikian, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Steven Arikian
Steven Arikian, M.D.
CEO, President and Chairman

December 29, 2006